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                                                                   EXHIBIT 23.5

                         CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Kimco Realty Corporation and The Price REIT, Inc. and to the incorporation by reference therein of our report dated January 16, 1998 (except for Note 11, as to which the date is March 5, 1998), with respect to the consolidated financial statements and schedule of The Price REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                      /s/ ERNST & YOUNG LLP


San Diego, California
May 12, 1998